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                                                           EXHIBIT 1.A.(5)(b)(1)

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
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 [LOGO]  MERRILL                 MERRILL LYNCH LIFE INSURANCE COMPANY                            Little Rock,
 LYNCH                                                                                               Arkansas


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                                 BACKDATING ENDORSEMENT



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 ENDORSEMENT DATE                Insured:  RICHARD ROE

                                 Policy Number:  SPECIMEN

                                 Policy Date:  September 30, 1992

                                 Endorsement Effective Date:  September 30, 1992

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                                 Endorsement on This Policy on its Date of Issue:

                                 For the policy processing period beginning on the policy date we will calculate the net rate of return for an investment division as follows:


                                          (1)   For the period from the policy date to the Endorsement
                                                Effective Date we will credit interest at the rate used in our computations shown in the Policy Schedule.

                                          (2)   For the period from the Endorsement Effective Date to the
                                                next policy processing date, we will credit the division's net rate of return for such period.





                                 /S/ BARRY G. SKOLNICK             /S/ ALLEN JONES
                                 -------------------------         --------------------
                                     Barry G. Skolnick                 Allen Jones
                                         Secretary                        President


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